Exhibit 1.01

Conflict Minerals Report of
ReWalk Robotics Ltd.
For the year ended December 31, 2019

Introduction

This is the Conflict Minerals Report (the “CMR”) of ReWalk Robotics Ltd. (the “Company,” “we” or “us”) for calendar year 2019 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products that contain, or likely contain, the “Conflict Minerals” specified in the Rule, which are necessary to the functionality or production of products (the “Covered Products”).

“Conflict Minerals” are defined as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. Tantalum, tin, tungsten and gold are collectively referred to as “3TG” for the purposes of this assessment. According to the Rule, if a registrant, based on a good faith reasonable country of origin inquiry regarding the Conflict Minerals, has reason to believe that: (i) the Conflict Minerals contained in its Covered Products may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively with the DRC, the “Covered Countries”) or (ii) such Conflict Minerals may not be from entirely recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Conflict Minerals, and submit a conflict minerals report describing those due diligence measures.

Reasonable Country of Origin Inquiry

During the year ended December 31, 2019, we conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine, using good faith and reasonable best efforts, whether any of the necessary 3TG that was necessary to the production or functionality of our Covered Products in 2019 originated, or likely originated, from the  DRC or Covered Countries or whether the 3TG originated, or likely originated, from entirely recycled or scrap sources. We held meetings with management from various departments to discuss the applicable definitions of “manufacturer” and/or “contract to manufacture.” By way of this process, we identified specific types of product parts that contain within them 3TG that is necessary to their production or functionality and mapped them to their respective suppliers.

We developed a risk-based approach that focuses on our key suppliers involved in the manufacturing the majority of our finished products. We identified 17 relevant suppliers. We requested that all identified suppliers provide information regarding the origin of the Conflict Minerals contained in products supplied using version 5.10, or higher, of the Conflict Minerals Reporting Template (“CMRT”) of the Responsible Business Alliance and created by the Responsible Minerals Initiative (“RMI”).

We reviewed the responses received, checked for inconsistencies, incomplete forms, and inaccurate responses, and sent reminders to suppliers who did not respond to our requests for information. One of the relevant suppliers noted that they do not provide us with Conflict Minerals. We compared the Conflict Minerals smelters or refiners reported in the surveys by the remaining 16 suppliers against the lists of facilities that received a conformant or active designation by the RMI’s Responsible Minerals Assurance Process (“RMAP”). In accordance with the Rule, we concluded in good faith that during the year ended December 31, 2019:

•	certain of our operations manufactured, or contracted to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products; and
•
based on our good faith reasonable country of origin inquiry regarding the Conflict Minerals, which was designed to determine whether any of the Conflict Minerals contained in our Covered Products originated in the DRC or Covered Countries and whether any of the Conflict Minerals contained in the Covered Products are or may be from entirely recycled or scrap sources, we had reason to believe that: (i) the Conflict Minerals contained in our Covered Products may have originated in the DRC or Covered Countries and (ii) such Conflict Minerals may not be from entirely recycled or scrap sources.

As a result, we exercised due diligence on the Conflict Minerals’ source and chain of custody and are filing this CMR with our Form SD to comply with the requirements of the Rule. This CMR has not been subject to an independent private sector audit. The due diligence measures performed by the Company are discussed below.

Part I. Company Overview and Description of the Company’s Products Covered by This Report

            We are an innovative medical device company that is designing, developing and commercializing robotic exoskeletons that allow individuals with mobility impairments or other medical conditions the ability to stand and walk once again. We have developed and are continuing to commercialize our ReWalk Personal and ReWalk Rehabilitation devices for individuals with Spinal Cord Injury (“SCI Products”), which are exoskeletons designed for individuals with paraplegia that use our patented tilt-sensor technology and an on-board computer and motion sensors to drive motorized legs that power movement. We have also developed and began commercializing our ReStore device in June 2019, following receipt of CE mark and FDA clearance in the second quarter of 2019. ReStore is a powered, lightweight soft exo-suit intended for use in the rehabilitation of individuals with lower limb disability due to stroke. Our principal markets are the United States and Europe. .

Part II. The Company’s Due Diligence Process

Design of Due Diligence

We have adopted due diligence processes in accordance with Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related Supplements on Tin, Tantalum and Tungsten and on Gold published by the Organization for Economic Co-Operation and Development (collectively, the “OECD Guidance”).

The design of our Conflict Minerals program is in conformity with the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a company that is several levels removed from the actual mining of Conflict Minerals (i.e., a “downstream company”). We do not make direct purchases of raw ore or unrefined Conflict Minerals and instead rely on our direct suppliers to provide us with the information regarding the likely source and chain of custody of the 3TG minerals supplied to us. Summarized below are the design components of our Conflict Minerals program as they relate to the five-step framework set forth in the OECD Guidance:

Due Diligence Performed

Step 1. Establish Strong Company Management Systems

Adopt, communicate and commit to a supply chain policy for minerals from conflict-affected and high-risk areas.

We have adopted our Conflict Minerals Policy (the “Policy”) related to our sourcing of 3TG. Our Policy outlines our commitment to responsible sourcing and the requirements imposed on participants in our supply chain, and is available on the “Corporate Governance” page in the “Investor Relations” section of our website at http://ir.rewalk.com/static-files/6ab6976a-0ab5-4021-b61f-682f26dc74b4. Information contained on, or that can be accessed through, our website does not constitute a part of this CMR and is not incorporated by reference herein.

Structure internal management systems to support supply chain due diligence.

We provide, from time to time as necessary, training on the relevant Rule and process for relevant employees (e.g., purchasing, legal and finance).

Establish a System of Controls and Transparency over the Conflict Minerals Supply Chain.

We have implemented a supply chain system of controls and transparency through the use of due diligence tools created by the RMI. These tools include, as discussed in “Step 2” below, accepting at a minimum version 5.10, or higher, of the CMRT, which is designed to identify and verify information regarding the smelters or refiners that process the necessary Conflict Minerals contained in our products. We have also adopted a process to maintain business records relating to 3TG due diligence, including retention of records of our due diligence processes, findings and resulting decisions for a period of five years.

Strengthen the Company’s Engagement with Suppliers

The Company informs its in-scope manufacturers and suppliers of its disclosure requirements, including its compliance with the OECD Guidance and the Rule.

Establish a Company-level Grievance Mechanism.

Our Policy includes a grievance procedure by which suppliers and other external parties may contact us should they wish to seek guidance or report concerns regarding Conflict Minerals. Concerns or grievances reported through this procedure are reviewed by the relevant staff members and follow-up activities are conducted, as appropriate.

Step 2. Identify and Assess Risks in the Supply Chain

Identify Risks in the Supply Chain by Identifying Company Suppliers.

Identify Company Suppliers.

As explained above, we do not buy raw ore or unrefined Conflict Minerals directly from refiners, smelters or mines. Our supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the manufacturing of the Covered Products and the original sources of the necessary Conflict Minerals. Because we believe that the smelters or refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us.

As discussed above under “Reasonable Country of Origin Inquiry” and “Part I. Company Overview and Description of the Company’s Products Covered by This Report,” we identified our Covered Products falling within the scope of the Rule (i.e., products which were manufactured or contracted to be manufactured by us) during the 2019 calendar year. Based on these Covered Products, we were able to identify the suppliers from which we purchase components or materials for the Covered Products that may include Conflict Minerals. We identified 17 relevant suppliers whose products may contain 3TG. One supplier reported that it does not provide the Company with Conflict Minerals, and therefore the number of relevant suppliers for the 2019 supply chain inquiry was limited to 16 suppliers that provided us with products or product components containing Conflict Minerals.

Request Conflict Minerals Reporting Templates (CMRTs) from suppliers.

We surveyed 17 suppliers to identify the 3TG contained in the products they supply us with, the smelters or refiners that process the 3TG and the country of origin, or likely country of origin, of such 3TG. The survey was conducted by utilizing version 5.10, or higher, of the CMRT. We utilize this RMI reporting template to collect data and information from our suppliers in order to identify the origins of 3TG in our supply chain. We received responses from 10 out of 17 suppliers (59%).

Assess Risks in the Supply Chain.

Analyze surveys for RMAP “conformant” and “active” smelters or refiners.

We compared smelters or refiners identified in the supply chain survey against the RMI’s “conformant” smelter or refiner list, which lists all facilities that have received a RMAP “conformant” designation from the RMI. We reviewed all of the responses to determine whether smelters or refiners identified in our supply chain obtained a designation of “conformant” or “active” from the RMI.

Of the CMRT responses we received from suppliers, some included incomplete responses as well as inconsistencies and inaccuracies within the reported data. In such cases, we contacted the suppliers directly in an effort to secure revised responses. Through this process, we have identified, to the best of our efforts, the smelters or refiners in our supply chain and country of origin, or likely country of origin, information for the smelters or refiners identified in the supply chain survey.

Understand and define RMAP “conformant” and “active” statuses.

To compile its list, the RMI employs independent third-party auditors to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters or refiners which agree to undergo an audit. A smelter or refiner receives a RMAP “conformant” designation from the RMI if the smelter or refiner (i) completes an independent third-party audit, (ii) adheres to the RMAP’s assessment protocols by disclosing to auditors the identities and locations of the mines from which it sources Conflict Minerals, (iii) has been found by its independent third-party auditor to possess the systems and processes to support responsible sourcing of Conflict Minerals and can provide evidence to support its sourcing activities and (iv) maintains good standing in the program, through a continual validation process. The RMI’s RMAP “conformant” list provides the names, locations and links to Conflict Minerals policies of all smelters or refiners deemed compliant with the RMAP’s assessment protocols. Smelters or refiners with a “re-audit in progress” are still considered to be RMAP “conformant.”

Smelters or refiners labeled as “active” have committed to undergo an audit, which may be in progress, or are participating in one of the cross-recognized certification programs, namely, the London Bullion Market Association Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. These “active” smelters or refiners may be at various stages of the audit cycle, anywhere from completing the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase. Smelters or refiners may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time. Companies that have been determined to be downstream of smelters or refiners may not take part in the RMAP. However, they may participate in the RMI’s Downstream Audit Program, an independent validation of companies’ sourcing practices outside of the RMAP audit process.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We are working to improve our due diligence processes with respect to 3TG. Our risk mitigation efforts during 2019 included those discussed in this section.

Participate in Existing Industry Conflict Minerals Initiatives.

In light of the complexity of our and our suppliers’ supply chains, we are currently unable to assess adequately all of the risks in our supply chain. However, we continue to engage with suppliers to obtain current, accurate and complete information about our supply chain through the use of version 5.10, or higher, of the CMRT and to improve due diligence efforts to ensure responsible sourcing in compliance with our Policy.

Report Findings to Designated Senior Management.

The Company’s senior management, including our Chief Executive Officer and Chief Financial Officer, is briefed periodically about our supply chain due diligence efforts, risk analysis results and mitigation efforts.

Devise, Adopt and Implement a Risk Management Plan and Monitor Risk Mitigation Efforts.

The Company’s Policy seeks to encourage suppliers to responsibly source Conflict Minerals, but does not necessarily seek to eliminate sourcing from the DRC or Covered Countries. We also periodically review our progress, assess identified risks and determine follow-up action, as follows:

•	We follow up on inconsistent, incomplete, or inaccurate responses, and send reminders to suppliers who have not responded to our requests for information.

•
Suppliers that source from smelters or refiners from the DRC or Covered Countries, where such smelters or refiners are not certified by the RMAP, are contacted and are asked to submit more information about their sourcing practices, including a corrective action plan.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Due to our downstream position in the supply chain, we do not have a direct relationship with 3TG smelters or refiners. Therefore, we do not perform direct audits of these entities within our supply chain, but instead rely on the efforts of organizations such as the RMI to influence smelters or refiners to undergo audits and become certified through the RMAP.

Step 5. Report Annually on Supply Chain Due Diligence

Our supply chain due diligence efforts are described in this CMR. We have filed this CMR in accordance with the Rule by submitting to the U.S. Securities and Exchange Commission a Form SD attaching this CMR. This CMR is also available on our website at http://ir.rewalk.com/sec-filings.

Part III. The Company’s Due Diligence Findings and Conclusions

Our Conflict Minerals process, as described above, allowed us to identify in-scope products and the corresponding suppliers. These 17 identified suppliers were surveyed using version 5.10, or higher, of the CMRT. One of the relevant suppliers noted that they do not provide us with Conflict Minerals. We received survey responses from 59% of our suppliers. The results of the survey do not allow us to make definitive conclusions as to the source or likely source of any potential Conflict Minerals that were necessary to the production or functionality of our products that were manufactured, or contracted to manufacture, in 2019.

Facilities Used to Process the Conflict Minerals in the Covered Products

Based on the information obtained by the Company during the minerals supply chain due diligence process, the Company was unable to conclusively determine the origin or likely origin of all the Conflict Minerals contained in the Covered Products. Based on the information provided by our suppliers as well as by the RMI, as of the date of this CMR, we believe that the facilities that may have been used to process the Conflict Minerals in our products during the reporting period in the 2019 calendar year may include the smelters or refiners listed in Annex I hereto.

Countries of Origin of the Conflict Minerals in the Covered Products

Based on the information provided by our suppliers as well as by RMI, as of the date of this CMR, we believe that the facilities for processing of the Conflict Minerals countries of origin, or likely countries of origin of the Conflict Minerals contained in our products may include one or more of the countries listed in Annex II hereto.

We can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in our Covered Products, since the information comes from direct and secondary suppliers and the RMI. Information gathered from our suppliers is not on a continuous, real-time basis. Despite our efforts to follow up with certain suppliers, we did not receive responses from all suppliers, and the suppliers who responded showed varying degrees of cooperation with our inquiries.

Part IV. Implementation of Strategies to Respond to Identified Risks and Future Steps

We have taken, and intend to continue taking, steps to improve our due diligence processes and to minimize the risk that our necessary Conflict Minerals benefit, or likely benefit, armed groups in the DRC or Covered Countries. Going forward, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with applicable regulations through the following steps:

1.	Contacting from time to time, as is reasonably required, direct suppliers that do not respond to the supply chain survey by a specified date, requesting their responses.
2.
Comparing, as is reasonably required, applicable smelters or refiners identified in the supply chain survey against the list of facilities that have received a RMAP “conformant” or “active” designation from the RMI’s RMAP.

3.	Making a good faith effort to enact terms and conditions related to Conflict Minerals in supplier contracts.
4.	Continuing to implement the Company’s Conflict Minerals Policy.
5.	Engaging with suppliers to encourage them to provide requested information for 2020.

Forward-Looking Statements

In addition to historical facts, this CMR contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the 1934 Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, and involve certain risks and uncertainties. Actual results could differ materially from the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “seeks,” “believes,” “may,” “will,” variations of these words, and similar expressions are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this CMR speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this CMR, or any forward looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Annex I

List of Identified Smelters or Refiners

Metal (*)	Smelter Reference List (*)	Smelter Country (*)	Smelter status by ID
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Not certified
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	African Gold Refinery	UNITED STATES OF AMERICA	Not certified
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not certified
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	Caridad	MEXICO	Not certified
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Not certified
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not certified
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not certified
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not certified
Gold	Dijllah Gold Refinery FZC	GERMANY	Not certified
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Not certified
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	RUSSIAN FEDERATION	Not certified
Gold	Fujairah Gold FZC	RUSSIAN FEDERATION	Not certified
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not certified
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Coast Refinery	GHANA	Not certified
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not certified
Gold	Guangdong Jinding Gold Limited	CHINA	Not certified
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not certified
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not certified
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not certified
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not certified
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	CHINA	Not certified
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	JALAN & Company	INDIA	Not certified
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CANADA	Not certified
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	JAPAN	Not certified
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not certified
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not certified
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not certified
Gold	Lingbao Gold Co., Ltd.	CHINA	Not certified
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not certified
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not certified
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	INDIA	Not certified
Gold	Morris and Watson	NEW ZEALAND	Not certified
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not certified
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not certified
Gold	NH Recytech Company	UZBEKISTAN	Not certified
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not certified
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not certified
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	SWITZERLAND	Not certified
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	KOREA, REPUBLIC OF	Not certified
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Not certified
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not certified
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	ITALY	Active
Gold	Sai Refinery	INDIA	Not certified
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not certified
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Not certified
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Not certified
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not certified
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Not certified
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Not certified
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not certified
Gold	Sudan Gold Refinery	LITHUANIA	Not certified
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not certified
Gold	Tony Goetz NV	CHINA	Not certified
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Universal Precious Metals Refining Zambia	UNITED STATES OF AMERICA	Not certified

Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not certified
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conformant
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Duoluoshan	CHINA	Not certified
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals	UNITED STATES	Not certified
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Group	GERMANY	Not certified
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Not certified
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant

Tantalum	Plansee SE Liezen	AUSTRIA	Not certified
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Not certified
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not certified
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not certified
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Not certified
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not certified
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Not certified
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA	Not certified
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Not certified
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Not certified
Tin	Jiangxi Nanshan	CHINA	Not certified
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Linwu Xianggui Smelter Co	CHINA	Not certified
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	Not certified
Tin	Minsur	PERU	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not certified
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	Not certified
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Precious Minerals and Smelting Limited	INDIA	Active
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Putra Karya	INDONESIA	Not certified
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Not certified
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT O.M. Indonesia	INDONESIA	Not certified
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant

Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Not certified
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not certified
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Not certified
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not certified
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	HC Starck GmbH	GERMANY	Not certified
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not certified
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Not certified
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Active
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Not certified
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Not certified
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	Not certified

Annex II

List of Countries of Origin of Conflict Minerals*

Based on our due diligence, the above smelters or refiners reported by our relevant suppliers may process Conflict Minerals from one or more of the following reported countries of origin:*

Conflict Mineral	Country of Origin May Include the Following
Gold	ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BRAZIL
CANADA
CHILE
CHINA
COLOMBIA
FRANCE
GERMANY
GHANA
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MEXICO
NETHERLANDS
NEW ZEALAND
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN

Tantalum	AUSTRIA
BRAZIL
CHINA
ESTONIA
GERMANY
INDIA
JAPAN
KAZAKHSTAN
MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
MEXICO
RUSSIAN FEDERATION
THAILAND
UNITED STATES OF AMERICA
Tin	BELGIUM
BOLIVIA (PLURINATIONAL STATE OF)
BRAZIL
CHINA
INDIA
INDONESIA
MALAYSIA
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
RWANDA
SPAIN
TAIWAN, PROVINCE OF CHINA
THAILAND
UNITED STATES OF AMERICA
VIET NAM
Tungsten	AUSTRIA
BRAZIL
CHINA
GERMANY
JAPAN
KOREA, REPUBLIC OF
PHILIPPINES
RUSSIAN FEDERATION
TAIWAN, PROVINCE OF CHINA
UNITED STATES OF AMERICA
VIET NAM

*As our suppliers’ Smelters or Refiners (“SOR”) did not provide complete information on the location of mine in their CMRTs, and the Company was not able to establish the exact country of origin of the from the sourcing information reported regarding their Conflict Minerals. Therefore, the Company has indicated the countries of origin information as reported in our suppliers’ CMRTs, in the relevant “Smelter or Refiner Country” field of the CMRT declaration.